Exhibit 5.3*

LVH Form 20F 2003

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

INCENTIVE STOCK OPTION PLAN

April 12, 2004

LAS VEGAS FROM HOME.COM ENTERTAINMENT INC.

INCENTIVE STOCK OPTION PLAN

PART 1
GENERAL PROVISIONS

1.1.

Interpretation

For the purposes of this Plan, the following terms shall have the following meanings:

a.

"Affiliate" means any corporation that is an affiliate of the Corporation within the meaning set forth in the policies of the Exchange, as amended from time to time;

b.

“Associates” has the meaning given in the policies of the Exchange, as amended from time to time;

c.

"Board" means the Board of Directors of the Corporation;

d.

"Consultant" means an individual (other than a director, senior officer or Employee) who:

i.

is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Corporation or an Affiliate, other than services provided in relation to a Distribution;

ii.

provides the services under a written contract with the Corporation or an Affiliate;

iii.

in the reasonable opinion of the Corporation, spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliate; and

iv.

has a relationship with the Corporation or an Affiliate that enables the Consultant to be knowledgeable about the business and affairs of the Corporation;

and “Consultant” includes a Consultant Company or a Consultant Partnership;

e.

"Consultant Company" means, for an individual Consultant, a company of which the individual consultant is an employee or shareholder;

f.

"Consultant Partnership" means, for an individual Consultant, a partnership of which the individual Consultant is an employee or partner;

g.

"Corporation" means Las Vegas From Home.com Entertainment Inc.;

h.

"Director" means a director of the Corporation or any Subsidiary, and includes an issuer all of the voting securities of which are owned by a Director;

i.

"Disinterested Shareholders" means all of the Shareholders of the Corporation except Insiders of the Corporation who are Eligible Persons, and such Insiders' Associates;

j.

“Distribution” has the meaning given in the policies of the Exchange, as amended from time to time;

k.

"Eligible Person" means, subject to all applicable laws, any Employee, Officer, Director, Management Company Employee or Consultant;

l.

"Employee" means,

i.

an individual who is considered an employee of the Corporation or any Subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax employment insurance and CPP deductions must be made at source);

ii.

an individual who works full-time for the Corporation or any Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or any Subsidiary over the details and methods of work as an employee of the Corporation or such Subsidiary, but for whom income tax deductions are not made at source; or

iii.

an individual who works for the Corporation or any Subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally proved by an employee and who is subject to the same control and direction by the Corporation or any Subsidiary over the details and methods of work as an employee of the Corporation or such Subsidiary, but for whom income tax deductions are not made at source;

and includes an issuer all of the voting securities of which are owned by an Employee;

m.

"Exchange" means the TSX Venture Exchange;

n.

"Insider" means an insider as defined under the policies of the Exchange, as amended from time to time;

o.

"Investor Relations Activities" has the meaning given in the policies of the Exchange, as amended from time to time;

p.

"Management Company Employee" means, an individual employed by a person providing management services to the Corporation or any Subsidiary, which are required for the ongoing successful operation of the business enterprise of the Corporation or any Subsidiary, but excluding a person engaged in Investor Relations Activities;

q.

"Officer" means a senior officer of the Corporation or any Subsidiary and includes an issuer all of the voting securities of which are owned by an Officer;

r.

"Option" means an option to purchase Shares granted to an Eligible Person pursuant to the terms of the Plan;

s.

"Participant" means an Eligible Person to whom an Option has been granted;

t.

"Plan" means this Incentive Stock Option Plan of the Corporation;

u.

"Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or other compensation or incentive mechanism involving the issuance or potential issuance of Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

v.

"Shares" means the common shares of the Corporation without par value in the capital of the Corporation;

w.

"Subsidiary" means any company that is a subsidiary of the Corporation as defined under section 1(1) of the Securities Act (British Columbia); and

x.

"Termination Date" means the date on which a Participant ceases to be an Eligible Person.

In this Plan, words imparting the singular number only shall include the plural and vice versa and words imparting the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.2.

Purpose

The purpose of this Plan is to advance the interests of the Corporation by:

a.

providing Eligible Persons with additional incentive;

b.

encouraging stock ownership by such Eligible Persons;

c.

increasing the proprietary interest of Eligible Persons in the success of the Corporation;

d.

encouraging Eligible Persons to remain with the Corporation or its Affiliates; and

e.

attracting new employees, directors and officers.

1.3.

Administration

a.

The Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than 3 directors.  If a committee is appointed for this purpose, all references herein to the Board will be deemed to be references to the Committee.

b.

Subject to the limitations of the Plan, the Board shall have the authority to:

i.

grant Options to purchase Shares to Eligible Persons;

ii.

determine the terms, limitations, restrictions and conditions respecting such grants;

iii.

interpret the Plan and adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

iv.

make all other determinations and take all other actions in connection with the implementation and administration of the Plan including without limitation for the purpose of ensuring compliance with Section 1.10 hereof as it may deem necessary or advisable.

c.

The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

1.4.

Shares Reserved

a.

A maximum number of 11,290,154 Common Shares may be reserved for issuance pursuant to the Plan and any other Share Compensation Arrangement   No fractional Shares shall be issued and the Board may determine the manner in which fractional share values shall be treated.

b.

The maximum number of Shares which may be reserved for issuance to any one person in any 12 month period under the Plan and any other Share Compensation Arrangement shall be 5% of the Shares issued and outstanding at the time of the grant (on a non-diluted basis).

c.

If there is a change in the outstanding Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchange(s), appropriate substitution or adjustment in:

i.

the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

ii.

the number and kind of shares subject to unexercised Options theretofore granted and in the option exercise price of such shares; provided however that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares.  If the Corporation is reorganized, amalgamated with another corporation, or consolidated, the Board shall make such provision for the protection of the rights of Participants as the Board in its discretion deems appropriate.

d.

The Corporation shall at all times during the term of the Plan reserve and keep available such number of shares as will be sufficient to satisfy the requirements of the Plan.

1.5.

Limits with respect to Insiders

a.

The maximum number of Shares which may be reserved for issuance to Insiders under the Plan and any other Share Compensation Arrangement shall be 10% of the Shares issued and outstanding at the time of the grant (on a non-diluted basis).

b.

The maximum number of Shares which may be issued and the maximum number of options that may be granted to Insiders under the Plan and any other Share Compensation

Arrangement within a 12-month period shall be 10% of the Shares outstanding at the time of the issuance or grant (on a non-diluted basis).

Any entitlement to acquire Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider shall be excluded for the purposes of the limits set out in (a) and (b) above.

1.6.

Limits with respect to Consultants

The number of Options granted to any one Consultant in a 12 month period under the Plan and any other Share Compensation Arrangement shall not exceed 2% of the issued and outstanding Shares at the time of grant (on a non-diluted basis).

1.7.

Limits with respect to Persons involved in Investor Relations Activities

The aggregate number of Options granted under the Plan and any other Share Compensation Arrangement to persons performing Investor Relations Activities in any 12 month period shall not exceed 2% of the outstanding Shares at the time of grant (on a non-diluted basis).

1.8.

Non-Exclusivity

Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approvals.

1.9.

Amendment and Termination

The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation and subject to any required approval.  No such amendment, suspension or termination shall effect a change to any Option that is adverse to the Participant holding same or impair any Option or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.  If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

1.10.

Compliance with Legislation

The Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell and deliver Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the policies, rules and regulations of the Exchange and any other stock exchange(s) on which the Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required.  The Corporation shall not be obligated by any provision of the Plan or the grant of any Option hereunder to issue or sell Shares in violation of such laws, rules, policies and regulations or any condition of such approvals.  No Option shall be granted and no Shares issued or sold hereunder where such grant, issue or sale would require the filing of a prospectus or registration of the Plan or of Shares under the securities laws of any jurisdiction and any purported grant of any Option or issue or sale of Shares hereunder in violation of this provision shall be void.  In addition, the Corporation shall have no obligation to issue any Shares pursuant to the Plan unless such Shares shall have been duly listed, upon official notice of issuance, with the Exchange and all other stock exchanges on which the Shares are listed for trading.  Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

1.11.

Representation

The Corporation represents that any Employee, Consultant or Management Company Employee who is granted an Option or Options is a bona fide Employee, Consultant or Management Company Employee, as the case may be, of the Corporation or an Affiliate.

1.12.

Effective Date

The Plan shall be effective as of the date set out in Section 4.1, but shall be subject to the approval of the Shareholders of the Corporation and acceptance of the Plan by the Exchange.  Any Options granted under the Plan prior to such approval and acceptance shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance have been given.

PART 2
OPTIONS

2.1.

Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Shares acquired upon exercise of an Option may be forfeited.  An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2.

Option Exercise Price

a.

Subject to a minimum price of CDN $0.10 per share, the Option exercise price shall not be less than the closing price (the "Market Price") of the Shares on the Exchange immediately preceding the day on which the Board grants and provides notice to the Exchange of the Option(s) less the discount to the Market Price permitted by the Exchange.

b.

If Options are granted within ninety days of a Distribution by a prospectus, then the Option exercise price shall not be less than the greater of the price calculated in 2.2(a) or the price per share paid by the public investors pursuant to the Distribution.  The ninety day period will commence on the day a receipt is issued for the (final) prospectus or, in the case of a prospectus that qualifies special warrants, on the closing date of the special warrant Distribution.

c.

The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 1.4(c) hereof.

2.3.

Exercise of Options

a.

Options granted must be exercised no later than 5 years after the date of grant or such lesser period as the Board may determine from time to time.

b.

Options shall be non-assignable and non-transferable by the Participants otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative (subject to the limitation that Options may not be exercised later than 5 years from their date of grant).

c.

Except as otherwise determined by the Board and subject to the limitation that Options may not be exercised later than 5 years from their date of grant:

i.

if a Participant ceases to be an Eligible Person for any reason whatsoever other than death or termination for cause, each Option held by the Participant other than a Participant who is involved in Investor Relations Activities will cease to be exercisable 90 days after the Termination Date.  For Participants involved in Investor Relations Activities, Options shall cease to be exercisable 30 days after the Termination Date.  If a Participant ceases to be an Eligible Person because his relationship with the Corporation or Subsidiary is terminated by the Corporation or Subsidiary, as applicable, for cause, his Option shall cease to be exercisable immediately upon such termination on the Termination Date.  If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant.  Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

ii.

if a Participant dies, the legal representative of the Participant may exercise the Participant's Options within one year after the date of the Participant's death, but only to the extent the Options were by their term exercisable on the date of death.

d.

Subject to the provisions of this Section 2.3 (d), the Board shall determine the manner in which Options shall vest and become exercisable.  Unless the approval of the Exchange is obtained, Options granted under the Plan shall vest at a minimum over a period of 18 months with no more than 25% of such Options vesting immediately and the balance vesting in equal installments every 6 (six) months thereafter.  The Board may impose such other restrictions or limitations or requirements upon the exercise of Options as the Board, in its absolute discretion, may determine on the date of grant.

e.

Each Option shall be confirmed by an option agreement executed by the Corporation and by the Participant to whom such Option is granted.  Subject to specific variations approved by the Board in respect of any Option, such variations not to be inconsistent with the provisions of the Plan, all terms and conditions set out in the Plan will be incorporated by reference into and form part of any Option granted under the Plan.

f.

The exercise price of each Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, but subject to the terms of the Plan and the related option agreement, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

g.

Subject to the provisions of the Plan and the related option agreement, an Option may be exercised from time to time by delivery to the Corporation at its registered office of a written notice of exercise addressed to the Secretary of the Corporation specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option exercise price of the Shares to be purchased.  Certificates for such Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice and payment.

h.

Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Shares to a Participant pursuant to the exercise of an Option shall be subject to:

i.

completion of such registration or other qualification of such Shares or obtaining approval of such governmental or regulatory authority as counsel to the Corporation shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

ii.

admission of such Shares to listing on the Exchange or any other stock exchange on which the Shares may then be listed; and

iii.

the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to safeguard against the violation of the laws of any jurisdiction.

i.

Notwithstanding anything in the Plan to the contrary, the Board may, at its sole discretion and at any time and from time to time, with respect to any particular Participant who holds an Option that has not fully vested, determine, as evidenced by a Board resolution, that if there is a Take Over Bid, the Option held by that Participant may be exercised by that Participant in full at any time or from time to time on or before its expiry date.  For the purposes of this Section 2.3 (j), “Take Over Bid” has the meaning assigned thereto in the Securities Act (British Columbia), but excludes an exempt take over bid pursuant to section 98 of that Act.

j.

Any Participant to whom an Option is granted under the Plan who subsequently ceases to hold the position in which he received such Option shall continue to be eligible to hold such Option as a Participant as long as he otherwise falls within the definition of “Eligible Person” in any capacity.

2.4.

Amendments to Option Grants

Subject to the policies of Exchange, the Board may amend any Option, provided that:

a.

if an amendment impairs such Option or is adverse to the holder thereof, the amendment shall only be made effective after the written consent of the affected Participant to such amendment is received; and

b.

if an amendment reducing the Option exercise price is made to an Option held by an Insider, the amendment shall only be made effective after the approval is received of Disinterested Shareholders at a general meeting of the Shareholders of the Corporation.

PART 3
MISCELLANEOUS PROVISIONS

3.1.

The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option exercise price of the Shares in respect of which the Option is being exercised).

3.2.

Nothing in the Plan or any Option shall confer upon a Participant any right to continue in the employment or engagement of the Corporation or any Affiliate or affect in any way the right of the Corporation or any Affiliate to terminate his employment or engagement at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Affiliate to extend the employment or engagement of any Participant beyond the date on which he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Affiliate, or beyond the date on which his relationship with the Corporation or any Affiliate would otherwise be terminated pursuant to the provisions of any employment, consulting or other contract for services with the Corporation or any Affiliate.

3.3.

If and to the extent any Option granted under the Plan expires or is cancelled or terminated without having been exercised in whole or in part, the number of Shares in respect of which such Option expired or was cancelled or terminated shall be considered to be part of the pool of Shares available for Options under the Plan and may be made the subject of a further Option or Options granted pursuant to the Plan.

3.4.

The Corporation makes no representation or warranty as to whether it will be successful in maintaining its listing on the Exchange or whether it will be successful in obtaining a listing for the Shares on any other stock exchange or as to the future market value of the Shares issued on the exercise of any Option.

PART 4
BOARD APPROVAL

4.1.

This Plan was adopted by the Board effective the 12th day of April, 2004, as evidenced by a resolution of the Board consented to in writing.